PowerSchool Announces Third Quarter 2021 Financial Results
FOLSOM, CA – November 10, 2021: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education, today announced financial results for its third quarter ended September 30, 2021.
“As the new school year began, K-12 educators have turned to PowerSchool’s comprehensive cloud software to ensure they are ready for whatever lies ahead,” said Hardeep Gulati, PowerSchool CEO. “In Q3, our cross-sell efforts helped us to achieve $527.8 million of ARR, representing 28.5% year-over-year growth. These results show that when we meet customers’ needs where they are, we generate growth, as we’ve especially seen with the increased adoption of our Unified Insights solution. As schools and districts continue to leverage data analytics to focus on accelerating student learning gains, we have been able to reach over 1.5 million additional students through our sales efforts of Unified Insights this year so far.”

Third Quarter 2021 Financial Results
•Total revenue was $149.0 million for the three months ended September 30, 2021, up 28.9% year-over-year.
•Subscriptions and Support revenues were $124.3 million, up 30.7% year-over-year.
•Gross Profit was $85.6 million, or 57.5% of total revenue, and Adjusted Gross Profit was $101.2 million, or 67.9% of total revenue.
•Net loss was $25.1 million, or negative 16.9% of total revenue.
•Adjusted EBITDA was $40.1 million, or 26.9% of total revenue.
•Net cash provided by operations was $173.1 million, and free cash flow was $163.6 million.
•Annual Recurring Revenue (ARR) was $527.8 million, up 28.5% year-over-year, and Net Revenue Retention Rate was 105.6%.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights
•PowerSchool continued to expand its footprint, with over 300 cross-sell transactions in Q3, including one of the U.S.'s 10 largest school districts by student enrollment choosing Unified Insights and two additional cross-sell transactions in regional departments of education.
•PowerSchool implemented over 1,200 new products within its school and district customers and helped thousands of districts across the U.S. prepare for the 2021 school year, including Detroit Public Schools, Lawrence Public Schools, and Kern County, CA.
•PowerSchool was honored with several top industry awards for its customer service and outstanding contributions in transforming education through technology, standing out as the only K-12 education technology company featured alongside the world’s premier software companies on The Software Report’s list of Top 100 Software Companies.
•PowerSchool showed continued commitment to K-12 interoperability and security by completing the TrustEd Apps privacy certification across multiple products and achieving CASE consumer certification for its Learning Standards Management platform with IMS Global, the world-leading non-profit collaborative advancing edtech interoperability, innovation, and learning impact.
•PowerSchool committed over $800 thousand from the PowerSchool Education Fund to DonorsChoose, University of California-Davis, University of South Alabama, University of South Florida, and North Carolina State University to support classroom equity programs and help diverse new teachers enter the profession.
•PowerSchool repaid approximately $849 million of debt, including the entirety of the outstanding balances of its Bridge Loan, Revolving Credit Facility, Incremental Facility and Second Lien Term Loan, using net proceeds from its IPO and cash from operations, leaving debt net of cash of approximately $662.7 million as of 9/30/21.
•PowerSchool was added to the Russell 2000 and Russell 3000 Indexes as part of the Russell’s quarterly additions of select initial public offering (“IPO”) companies.
•PowerSchool expanded executive leadership by appointing Michael Bisignano as Chief Legal Officer, bringing with him years of S&P 500 public company, top-tier international law firm, and investment banking experience.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO added, “We are pleased by this quarter's results, underscored by continued revenue growth as our customers rely on the value from our solutions. As reflected in our updated guidance, we remain well-positioned to drive profitable growth through cross-selling our cloud solutions and partnering with new schools & districts to help our customers unify their K-12 technology ecosystems.”

Financial Outlook

The Company currently expects the following results:
Quarter ending December 31, 2021 (in millions)

Total revenue	$139	to	$142
Adjusted EBITDA *	$28	to	$31
Year ending December 31, 2021 (in millions)

Total revenue	$552	to	$555
Adjusted EBITDA *	$156	to	$159

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net loss, the most closely comparable GAAP financial measure because net loss is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net loss for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net loss. The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call and Webcast Information
PowerSchool will host a conference call to discuss the third quarter 2021 financial results on November 10, 2021 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing 877-407-0792, or for international callers 201-689-8263. A replay will be available from 8:00 p.m. ET on November 10, 2021, through November 17, 2021, by dialing 844-512-2921, or for international callers 412-317-6671. The replay passcode will be 13724190.

The call will also be webcast live from PowerSchool’s investor relations website at https://investors.powerschool.com/home/. Following completion of the call, a recorded replay of the webcast will be available on the website.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 12,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s prospectus dated July 27, 2021 filed with the Securities Exchange Commission (“SEC”) in connection with our IPO. Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). Beginning in the first quarter of 2021, we intend to exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, unit-based compensation expense, restructuring and acquisition-related expenses and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, unit-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Adjusted EBITDA: Adjusted EBITDA is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to net income (loss), as determined by GAAP. We define Adjusted EBITDA as net (loss) income adjusted for net interest expense, depreciation and amortization, provision for (benefit from) income tax, unit-based compensation expense, management fees, restructuring expense, and acquisition-related expense. We use Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Adjusted EBITDA facilitates comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.

These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$124,272	$95,118	$349,126	$271,372
Service	18,497	14,154	47,533	36,558
License and other	6,183	6,311	15,843	10,864
Total revenue	148,952	115,583	412,502	318,794

Cost of revenue:
Subscriptions and support	35,138	27,406	97,802	79,311
Service	14,482	10,471	37,971	29,511
License and other	618	336	1,547	951
Depreciation and amortization	13,094	9,866	37,696	28,783
Total cost of revenue	63,332	48,079	175,016	138,556
Gross profit	85,620	67,504	237,486	180,238

Operating expenses:
Research and development	24,400	15,197	64,874	48,124
Selling, general, and administrative	47,276	21,302	103,260	67,432
Acquisition costs	295	21	6,074	23
Depreciation and amortization	16,103	13,539	46,816	41,356
Total operating expenses	88,074	50,059	221,024	156,935
Income (loss) from operations	(2,454)	17,445	16,462	23,303
Interest expense - Net	12,857	15,801	51,416	52,752
Loss on extinguishment of debt	12,905	—	12,905	—
Other expense (income) - Net	(403)	1,111	(634)	(669)
Income (Loss) before income taxes	(27,813)	533	(47,225)	(28,780)
Income tax expense (benefit)	(2,685)	106	(20,035)	64
Net income (loss)	$(25,128)	$427	$(27,190)	$(28,844)
Less: Net loss attributable to non-controlling interest	(5,752)	—	(5,752)	—
Net income (loss) attributable to PowerSchool Holdings, Inc.	(19,376)	427	(21,438)	(28,844)

Net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.12)	$—	$(0.14)	$—
Weighted average shares of Class A common stock outstanding - basic and diluted	156,962,167	—	156,962,167	—

Other comprehensive income (loss) - Foreign currency translation	(336)	207	(564)	(138)
Total other comprehensive income (loss)	(336)	207	(564)	(138)
Less: comprehensive loss attributable to non-controlling interest	$(11)	$—	$(57)	$—
Comprehensive income (loss) attributable to PowerSchool Holdings, Inc.	$(19,701)	$634	$(21,945)	$(28,982)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$91,013	$52,734
Accounts receivable—net of allowance of $5,320 and $7,869 respectively	85,056	47,977
Prepaid expenses and other current assets	41,271	22,799
Total current assets	217,340	123,510

Property and equipment - net	16,030	17,069
Capitalized product development costs - net	76,573	58,894
Goodwill	2,447,357	2,213,367
Intangible assets - net	822,662	763,459
Other assets	27,731	24,401
Total assets	$3,607,693	$3,200,700

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$10,280	$11,145
Accrued expenses	65,471	53,698
Deferred revenue, current	344,547	229,622
Revolving credit facility	—	40,000
Current portion of long-term debt	7,750	8,450
Total current liabilities	428,048	342,915

Noncurrent Liabilities:
Other liabilities	7,500	7,535
Deferred taxes	301,456	6,483
Tax receivable agreement liability	403,799	—
Deferred revenue -net of current	5,471	5,568
Long-term debt, net	734,620	1,160,326
Total liabilities	1,880,894	1,522,827

Stockholders'/Members’ Equity:
Members’ investment	—	1,855,730
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 157,918,049 shares issued and outstanding as of September 30, 2021. No shares issued and outstanding as of December 31, 2020.	16	—
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 shares issued and outstanding as of September 30, 2021. No shares issued and outstanding as of December 31, 2020.	4	—
Additional paid-in capital	1,390,251	—
Accumulated other comprehensive income	(226)	441
Accumulated deficit	(152,695)	(178,298)
Total stockholders'/members’ equity attributable to PowerSchool Holdings, Inc.	1,237,350	1,677,873
Non-controlling interest	489,449	—
Total stockholders'/members’ equity	1,726,799	1,677,873
Total liabilities and stockholders'/members' equity	$3,607,693	$3,200,700

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(25,128)	$427	$(27,190)	$(28,844)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	12,905	—	12,905	—
Depreciation of property and equipment	1,670	1,838	4,954	5,712
Amortization of intangible assets	23,476	19,489	68,197	58,769
Amortization of capitalized product development costs	4,035	2,085	11,345	5,669
Loss on disposal/retirement of property and equipment	23	—	27	101
Provision for allowance for doubtful accounts	387	155	127	117
Management incentive unit-based compensation	10,719	1,398	13,455	4,220
Amortization of debt issuance costs and discount	1,738	1,383	8,202	4,117

Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(28,246)	(18,528)	(28,982)	(30,271)
Prepaid expenses and other current assets	(8,599)	(1,900)	(4,333)	(3,459)
Other assets	8,866	(1,788)	(1,667)	(3,959)
Accounts payable	(4,405)	(10,853)	(1,995)	(4,330)
Accrued expenses	(554)	4,708	1,246	(5,028)
Other liabilities	(150)	(69)	(192)	(178)
Deferred taxes	(2,513)	(902)	(21,406)	(1,040)
Deferred revenue	178,852	114,406	88,193	64,689
Net cash provided by operating activities	173,076	111,849	122,886	66,285

Cash flows from investing activities:
Purchases of property and equipment	(308)	(914)	(3,222)	(3,019)
Proceeds from sale of property and equipment	(14)	—	—	3
Investment in capitalized product development costs	(9,141)	(8,696)	(28,278)	(25,490)
Acquisitions—net of cash acquired	(406)	(200)	(319,230)	121
Net cash used in investing activities	(9,869)	(9,810)	(350,730)	(28,385)

Cash flows from financing activities:
Proceeds from Revolving Credit Agreement	—	—	55,000	61,000
Proceeds from Bridge Loan	—	—	315,200	—
Repayment of Bridge Loan	(320,000)	—	(320,000)	—
Repayment of Revolving Credit Agreement	(95,000)	(61,000)	(95,000)	(61,000)
Repayment of First Lien Debt	(1,938)	(1,938)	(5,813)	(5,813)
Repayment of Second Lien Debt	(365,000)	—	(365,000)	—
Repayment of Incremental Facility	(68,425)	(175)	(68,775)	(350)
Payments for repurchase of management incentive units	—	—	(448)	(989)
Payments of deferred offering costs	(9,099)	—	(11,753)	—
Payment of debt issuance costs	(723)	—	(2,823)	—
Repayment of capital leases	81	—	(25)	(36)
Proceeds from Initial Public Offering	766,075	—	766,075	—
Net cash provided by (used in) financing activities	(94,029)	(63,113)	266,638	(7,188)

Effect of foreign exchange rate changes on cash	$(698)	$502	$(515)	$(701)
Net increase (decrease) in cash, cash equivalents, and restricted cash	68,480	39,428	38,279	30,011
Cash, cash equivalents, and restricted cash—Beginning of period	23,045	30,074	53,246	39,491
Cash, cash equivalents, and restricted cash—End of period	$91,525	$69,502	$91,525	$69,502

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020

Gross profit	$85,620	$67,504	$237,486	$180,238
Depreciation	489	403	1,322	1,172
Share-based compensation(1)	1,324	81	1,486	242
Restructuring(2)	905	434	2,385	851
Acquisition-related expense(3)	233	142	484	330
Amortization	12,604	9,468	36,374	27,616
Adjusted Gross Profit	$101,175	$78,032	$279,537	$210,449
Gross Profit Margin(4)	57.5%	58.4%	57.6%	56.5%
Adjusted Gross Profit Margin(5)	67.9%	67.5%	67.8%	66.0%

(1) Refers to expenses flowing through gross profit associated with unit-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities, facility closures and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020

Net loss	$(25,128)	$427	$(27,190)	$(28,844)
Add:
Amortization	27,530	21,573	79,562	64,434
Depreciation	1,667	1,838	4,950	5,712
Net interest expense(1)	12,857	15,796	51,409	52,655
Loss on extinguishment of debt	12,905	—	12,905	—
Income tax benefit	(2,685)	106	(20,035)	64
Share-based compensation	10,719	1,398	13,455	4,220
Management fees(2)	424	307	615	803
Restructuring(3)	839	882	3,576	1,670
Acquisition-related expense(4)	923	551	8,662	2,890

Adjusted EBITDA	$40,051	$42,878	$127,909	$103,604
Adjusted EBITDA Margin(5)	26.9%	37.1%	31.0%	32.5%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to COVID-19.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$173,076	$111,849	$122,886	$66,285
Less:
Purchases of property and equipment	(308)	(914)	(3,222)	(3,019)
Capitalized product development costs	(9,141)	(8,696)	(28,278)	(25,490)

Free Cash Flow	$163,627	$102,239	$91,386	$37,776

Add:
Cash paid for interest on outstanding debt	13,129	14,959	44,774	57,274

Unlevered Free Cash Flow	$176,756	$117,198	$136,160	$95,050

Category: PWSC-F

Source: PowerSchool Holdings, Inc.

Investor Contact:
Alan Taylor
SVP, Corporate Development & Investor Relations
PowerSchool Holdings, Inc.
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Jenna Mills
Manager, PR & Communications
PowerSchool Holdings, Inc.
public.relations@powerschool.com